UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

W. P. CAREY & CO. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13779	13-3912578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 14, 2012, W. P. Carey & Co. LLC (“W. P. Carey” or the “Company”) filed a Form 8-K announcing that its shareholders had approved (i) a plan to reorganize the Company in order to qualify as a real estate investment trust for U.S. federal income tax purposes pursuant to an Agreement and Plan of Merger with W. P. Carey REIT, Inc., subsequently renamed W. P. Carey Inc., a Maryland corporation and wholly-owned subsidiary of the Company (“W. P. Carey Inc.”) providing for, among other things, the merger of the Company with and into W. P. Carey Inc. (the “REIT Conversion”), with W. P. Carey Inc. succeeding to and continuing to operate the existing business of the Company, and (ii) an Agreement and Plan of Merger with W. P. Carey’s publicly held, non-traded REIT affiliate Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA®:15”), pursuant to which CPA®:15, through a series of steps, will become an indirect subsidiary of W. P. Carey Inc. (the “Merger” and together with the REIT Conversion, the “Transactions”).

On September 18, 2012, W. P. Carey made available a presentation which includes information regarding the proposed Transactions. A copy of this presentation is attached hereto as Exhibit 99.1. The presentation is also posted on W. P. Carey’s website at http://www.wpcarey.com.

The information furnished pursuant to this “Item 7.01 Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be incorporated by reference into W.P. Carey’s filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation by W. P. Carey & Co. LLC dated September 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC

Date: September 18, 2012	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director